EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 30th day of September, 1996 by and among FAIR, ISAAC AND COMPANY, INCORPORATED, a Delaware corporation (the "Company"), and DONALD J. SANDERS, LAWRENCE E. DUKES and PAUL A. MAKOWSKI (collectively, the "Stockholders").

         WHEREAS, the Company, the Stockholders and Credit & Risk Management Associates, Inc., a Delaware corporation ("CRMA"), are parties to that certain Agreement and Plan of Merger and Reorganization, dated the date hereof (the "Merger Agreement"), pursuant to which, among other things, the Company agreed to issue at the Closing and in future distributions, if any, to Stockholders shares (the "Shares") of common stock, $.01 par value, of the Company ("Common Stock") in exchange for all of outstanding capital stock of CRMA; and

         WHEREAS, in connection with the transactions referred to above, the Company and the Stockholders desire to provide for the rights of the Holders (as hereinafter defined) with respect to the registration of the Shares according to the terms of this Agreement.

         NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Definitions.

         1.1 The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.2 The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         1.3 The term "Holder" means each of the Stockholders and any person to whom the registration rights conferred by this Agreement have been transferred in accordance with Section 9.1 hereof.

         1.4 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

         1.5 The term "Registrable Securities" means (i) the Shares, and (ii) Common Stock issued as a dividend, stock split or other distribution with respect to, or in exchange for or in replacement of, the Shares; provided, however, that any shares previously sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act shall cease to be Registrable Securities.

         1.6 The term "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         2. Registration.

         2.1 During each twelve-month period following the closing of the transaction contemplated by the Merger Agreement, the Holders collectively shall have (a) the right to request one registration of Holders' Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act or, alternatively (b) to register Holders' Registrable Securities in connection with one other registration otherwise effected by the Company. Any such request shall be made in writing by the Holder or Holders of at least a majority of the Registrable Securities and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to clause (a) if the Holder or Holders requesting such registration propose to sell less than 12,500 Shares. If the Company is requested to effect a registration in accordance with Section 2.1(a), regardless of the number of shares for which registration is initially requested, and thirty days in advance of filing any registration statement initiated by the Company, the Company shall promptly give written notice of such requested registration to all Holders (the "Company Notice"), who shall be permitted to join in such requested registration upon written notice (which notice shall also state the number of shares of Registrable Securities to be disposed of and the intended methods of distribution) to the Company delivered within 10 days of the date of the Company Notice.

         2.2 The registrations provided for in Section 2.1(a) shall not be underwritten.

         3. Obligations of the Company.

         Whenever requested under Section 2.1 of this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         3.1 Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement continuously effective under the Securities Act until the earlier of the expiration of 60 days after the date of declaration of effectiveness of such registration statement by the Commission (the "Expiration Date") or the date on which this Agreement has terminated pursuant to Section 7 of this Agreement with respect to all Holders of Registrable Securities. The Company's obligations hereunder to file a registration statement and to keep a registration statement continuously effective under the Securities Act shall be suspended if (i) the fulfillment of such obligations would require the Company to make a disclosure that would, in the reasonable judgment of the Company's Board of Directors, be detrimental to the Company and premature, (ii) the Company has filed or proposes to file within thirty (30) days after receipt of a request for registration pursuant to Section 2.1 a registration statement with respect to any of its securities to be distributed in an underwritten public offering and it is advised by its lead or managing underwriter that an offering by a Holder or Holders of Registrable Shares would materially adversely affect the distribution of such securities, or (iii) the fulfillment of such obligations would require the Company to prepare financial statements not required to be prepared for the Company to comply with its obligations under the Exchange Act. Such obligations shall be reinstated (x) in the case of clause (i) above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental), (y) in the case of clause (ii) above, upon the conclusion of any period during which the Company would not, pursuant to the terms of its underwriting arrangements, be permitted to sell Common Stock for its own account and (z) in the case of clause (iii) above, as soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act. The Expiration Date shall be tolled for the duration of any suspension pursuant to this Section 3.1 and for the duration of any period described in clauses (i) - (iv) of Section 4.2 below. In the event that the Company's obligations are suspended as provided above, the Company shall deliver a certificate in writing, signed by an officer of the Company, to each Holder participating in such registration, which shall state that its obligations hereunder have been suspended in accordance with this Section 3.1 and the basis for such suspension.

         3.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         3.3 Furnish to the Holders covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

         3.4 Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         4. Obligations of the Holders.

         4.1 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

         4.2 Upon the receipt by a Holder of any notice from the Company of (i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to Section 2, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the existence of any facts or events resulting in the suspension of the Company's obligations to file and keep effective a registration statement as provided in Section 3.1 above, (iii) the issuance by the SEC of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iv) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, such Holder shall forthwith discontinue disposition of such Holder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed or, in the case of a notice pursuant to clause (ii) above, until the Company's obligations referred to therein are no longer suspended; provided, however, that, except in the circumstances described in clause (ii) above, the Company shall take such reasonable actions as are necessary to permit the Holders to resume the disposition of their Registrable Securities at the earliest practicable time.

         5. Expenses.

         The Company shall bear and pay all expenses incurred by the Company in connection with any registration, filing or qualification of Registrable
Securities with respect to any registration pursuant to Section 2 hereof for each Holder thereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, but excluding the fees and disbursements of counsel for the selling Holders, stock transfer taxes that may be payable by the selling Holders, and all brokerage or similar commissions relating to Registrable Securities, which shall be borne by the selling Holders.

         6. Indemnification.

         In the event any Registrable Securities are included in a registration statement under this Agreement:

         6.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person.

         6.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer or controlling person, or such other Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such indemnifying Holder expressly for use in connection with such registration; and each such indemnifying Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 6.2 exceed the gross proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

         6.3 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

         6.4 The obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

         7. Termination of Registration Rights.

         The Company's obligations pursuant to this Agreement shall terminate as to any Holder of Registrable Securities on the earlier of (i) the date when the Holder can sell all of such Holder's shares pursuant to Rule 144 under the Securities Act during any 90-day period or (ii) on the second anniversary of the final distribution of Shares to the Stockholders pursuant to the Merger Agreement.

         8. Representations, Warranties and Other Covenants of the Company.

         The  Company   hereby   represents,   warrants  and  covenants  to  the
Stockholders that:

         8.1 When  issued in  accordance  with the terms and  conditions  of the
Merger   Agreement,   the  Shares  will  be  validly  issued,   fully  paid  and
non-assessable.

         8.2 The Company is current in making all filings with the Commission required by law, and in the last 12 months, on a timely basis, has made all such filings, and as of the date hereof is eligible to register the resale of the Shares by the Holders on Form S-3.

         8.3 The Company shall cause the legend on Shares to be removed upon the request of any holder thereof at any time after two years from the date of issuance, if the holder is not at the time of the request, and had not been for the three months previous thereto, an affiliate of the Company.

         9. Miscellaneous.

         9.1 Successors and Assigns. This Agreement and all of the provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, transferred or delegated by any Holder to any person other than (i) executors, administrators, legatees or heirs of such Holder and (ii) to a charitable remainder trust described in Section 664 of the Internal Revenue Code, all of the income beneficiaries of which are such Holder or members of such Holder's immediate family. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors or permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9.2 Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

If to the Company:

         Fair, Isaac and Company, Incorporated
         120 North Redwood Drive
         San Rafael, CA 94903
         Telecopier: (415) 479-6320
         Attention:  Peter L. McCorkell
         with a copy to:

         Pillsbury Madison & Sutro LLP
         235 Montgomery Street
         San Francisco, CA 94104
         Telecopier: (415) 983-1200
         Attention:  Blair W. White, Esq.

If to the Stockholders:

         c/o Credit & Risk Management Associates, Inc.
         100 E. Pratt Street, Suite 1600
         Baltimore, Maryland  21202

         with a copy to:

         Miles & Stockbridge, P.C.
         10 Light Street
         Baltimore, MD  21202-1487
         Telecopier: (410) 385-3700
         Attention: Mark S. Demilio, Esq.

         9.3 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         9.4 Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         9.5      Entire Agreement; Amendments.

                  (a) This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

                  (b) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

         9.6 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

         9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              FAIR, ISAAC AND COMPANY, INCORPORATED


                              By:  /s/ Peter L. McCorkell
                                   -----------------------------------------
                                   Name:  Peter L. McCorkell
                                   Title: Senior Vice President & Secretary



                              /s/ Donald J. Sanders
                              ----------------------------------------------
                              Donald J. Sanders
                              Address:


                              /s/ Lawrence E. Dukes
                              ----------------------------------------------
                              Lawrence E. Dukes
                              Address:


                              /s/ Paul A. Makowski
                              ----------------------------------------------
                              Paul A. Makowski
                              Address: